UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

DYNARESOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-30371	94-1589426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Urban Towers 222 W. Las Colinas Blvd. Suite 1910 - North Tower
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 869-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2024, DynaResource, Inc. (the “Company”) caused its wholly-owned subsidiary, DynaResource de México S.A. de C.V. (“DynaResource Mexico”), to enter into an Amendment Agreement with Ocean Partners Holdings Limited’s affiliate, MK Metal Trading Mexico, S.A. de C.V. (the “Amendment”), pursuant to which DynaResource Mexico agreed to forego its right under that certain Gold Concentrate Purchase Agreement dated February 1, 2021 (as amended to date) (the “Agreement”) to convert up to US$9 million of the Temporary Increase and its then-current Revolving Credit Facility (each as defined in the Agreement) into equity securities of the Company at a conversion price of US$1.61 per share. The Amendment was entered into in consideration of Ocean Partners Holdings Limited and its affiliates’ (collectively, “Ocean Partners”) continued support of the business of the Company and its affiliates, including the purchase of the Company’s and its affiliates’ products and Ocean Partners’ participation in the Company’s recently reported private offering that closed on October 18, 2024.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits

Exhibit No.	Description
10.1	Amendment Agreement #5 dated October 21, 2024 between DynaResource de México S.A. de C.V. and MK Metal Trading Mexico, S.A. de C.V.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

Date:	October 25, 2024	By:	/s/ Rohan Hazelton
Rohan Hazelton, Chief Executive Officer